EXHIBIT 10.3

                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT is entered into as of the 12th day of May, 2004 by and among TOTAL FIRST AID, INC., a Florida corporation ("TFA"), Gilles Caron (the "PRINCIPAL HOLDER") and those persons signatory hereto (individually a Shareholder and collectively the "SHAREHOLDERS"), who are the holders of all of the issued and outstanding shares of FSG Consultants Inc.'s, a Canadian corporation ("FSG").

         WHEREAS the parties wish to effect TFA's acquisition of FSG, through the purchase of all the issued and outstanding capital stock of FSG from the Shareholders, including the Principal Holder, on the terms and conditions set forth below. Accordingly, in consideration of the covenants, representations and warranties set forth herein, the parties, intending to be legally bound, agree as follows:

         1. DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

         "Adjudication" has the meaning set forth in Section 11.5.

         "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

         "Agreement" means this Share Purchase Agreement, including the Schedules and Exhibits, as amended from time to time.

         "Applicable Law" means, with respect to a referenced Person, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any Governmental Entity, or any notice of a decision, finding or action by any Governmental Entity, in each case to the extent it has become effective, binding on the Person, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

         "Board" means the board of directors of a referenced Person.


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         "Board Diminution" has the meaning set forth in Section 9.10.

         "Business Day" means a day other than Saturday, Sunday, or any other day on which banks located in the State of Florida or the Province of Quebec are authorized or obligated to close.

         "Bylaws" means the bylaws or comparable organizational instrument of a referenced Person, as amended and in effect on the date hereof.

         "Capital Shares" means the authorized shares of capital stock of a referenced Person having its right to participate in the distribution of earnings and assets of that Person.

         "Charter" means certificate or articles of incorporation or comparable organizational instrument of a referenced Person, as amended and in effect on the date hereof.

         "Closing", "Closing Date" and "Closing Notice" have the respective meanings set forth in Section 2.1.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "December 2004 Budget" means the operations budget of FSG for the period from April 1st, 2004 to December 31, 2004 prepared by FSG management as reproduced in Schedule 3.25.

         "Derivative Securities" means any securities that are convertible into or exchangeable for Capital Shares or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         "$" or dollars means Canadian denominated dollars.

         "EDGAR" means the SEC's electronic data gathering and retrieval system.

         "Encumbrances" has the meaning set forth in Section 3.13.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

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         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         "FSG" means FSG Consultants Inc., a Canadian corporation, and its successors and permitted assigns.

         "FSG Contracts" has the meaning set forth in Section 3.10.

         "FSG Credit Facilities" means the bank line of credit of FSG currently in existence under its existing terms and conditions.

         "FSG Plans" means the employee benefit plans identified on Schedule
3.16.

         "FSG Property Rights" has the meaning set forth in Section 3.8.

         "FSG Representatives" has the meaning set forth in Section 6.2.

         "FSG Shares" means all of the Outstanding Capital Shares of FSG.

         "FSG Shares Sold" means those of the FSG Shares registered in the name of a Shareholder which are sold by such Shareholder pursuant to this Agreement.

         "FSG Financial Statements" means the audited financial statements as of and for the two fiscal years ended March 31, 2003 and 2002 and for the nine months ended December 31, 2003, prepared in accordance with Canadian GAAP and Canadian GAAS reproduced as Schedule 3.5.

         "GAAP" means generally accepted accounting principles consistently applied (except as reflected in the applicable notes to the financial statements involved).

         "GAAS" means generally accepted auditing standards.

         "Governmental Entity" means any federal, state, local or foreign governmental board, body, commission, authority, agency, court or other administrative, judicial or legislative body.

         "Intellectual Property Rights" means all legal, equitable or moral intellectual property or proprietary rights or benefits, including copyrights and materials in any media for which copyrights are held or asserted, moral rights, trademarks, patent rights (including patent applications and disclosures), rights of priority, mask and derivative work rights, know how and trade secret rights.

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         "Indemnified Person" means a Person claiming indemnification under
Section 11.

         "Indemnifying Person" means a Person against which a claim for indemnification is asserted under Section 11.

         "Knowledge," "Known to" or any similar phrase means, with respect to any matter in question, that, with respect to the Principal Holder, a Shareholder, a FSG Executive Officer, or, with respect to TFA, a TFA Executive
Officer: (a) has actual knowledge of such fact or other matter, or (b) could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         "Liabilities" means judgements, penalties (including excise and similar taxes), fines and amounts paid in settlement, including in each case any interest assessments or other charges payable in connection therewith.

         "Litigation Expenses" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

         "Material Adverse Effect" means any material and adverse effect on the business, operations, properties, prospects or financial condition of a Person, including without limitation (a) initiation or public announcement of a tender or exchange offer for 50% or more of the Outstanding Capital Shares of TFA, (b) initiation or public announcement of a transaction that will result in a change of control of TFA, (c) commencement of proceedings for delisting TFA Common Stock on its Principal Market, (d) institution of a Proceeding against a Person before any Governmental Entity seeking damages in excess of $10,000 or remedies that could materially adversely affect its operations and (e) initiation of a Material Action by a Person without the consent of the other Person. Notwithstanding the foregoing, the following shall not be a Material Adverse
Effect: (i) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement and the transactions contemplated hereby; (ii) the economy or securities markets in general; or (iii) TFA's or FSG's industry in general and not in whole or in any part significantly related specifically to TFA or FSG, as applicable.

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         "Material FSG Actions" have the meaning set forth in Section 3.7, respectively.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Outside Closing Date" means June 12th, 2004 or such later date as the Parties may mutually determine in writing.

         "Outstanding" means, at any date as of which the number of issued and outstanding Capital Shares of any class is to be determined, all issued and outstanding Capital Shares of that class then directly or indirectly owned or held by or for the account of any Person other than the issuer thereof. References in this Agreement to Outstanding Capital Shares shall not include treasury shares.

         "Party" means each of TFA, the Principal Holder, the Shareholders and FSG.

         "Person" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

         "Registration Rights Agreement" means the Registration Rights Agreement between TFA, and the Shareholders in the form of Schedule 10.10, providing for certain piggy-back registration rights for resale of the TFA Shares under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

         "Shareholder" means a Shareholder of FSG including the Principal
Holder.

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         "Spearhead Canada" means Spearhead Management Canada Limited.

         "Spot Rate" means the best available spot rate for the US Dollar and Canadian Dollar, at the National Bank of Canada.

         "Termination Notice" has the meaning set forth in Section 12.4

         "TFA" means Total First Aid, Inc., a Florida corporation, and its successors and permitted assigns.

         "TFA Common Stock" means TFA's common stock, par value $.01 per share, now or hereafter Outstanding, or any Capital Shares of other securities of TFA issuable in exchange, conversion or substitution therefor.

         "TFA Designees" means the two individuals to be designated by TFA for appointment as directors of FSG on Closing as identified in Schedule 9.10.

         "TFA Representatives" has the meaning set forth in Section 6.1.

         "TFA Shares" means the newly issued common shares of TFA's Capital Shares to be issued to the Shareholders pursuant to this Agreement.

         "Third Person Proceeding" means any Proceeding first threatened or initiated by a Person other than a Party or derivatively on behalf of a Party after the Closing Date.

         "Transfer Agent" means Florida Atlantic Stock Transfer, or any successor transfer agent for TFA Common Stock.

                  1.2 Construction. Unless otherwise expressly provided herein, all references to Sections, Schedules, Annexes or Exhibits refer to the corresponding sections, schedules, annex or exhibits to this Agreement. The Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein. All capitalized terms used in the Schedules and Exhibits and not otherwise defined shall have the respective meanings ascribed to them in this Agreement.

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         2. TERMS OF THE TRANSACTION

                  2.1 Closing Notice. On the date within two (2) Business Days after delivery to FSG of notice from TFA certifying its satisfaction of the conditions set forth in Section 9, FSG shall deliver a notice to TFA (the "CLOSING NOTICE") certifying its satisfaction of the conditions set forth in
Section 10 and setting forth a date within two (2) Business Days after the date of the Closing Notice (the "CLOSING DATE") on which the closing of the acquisition of the FSG Shares hereunder (the "CLOSING") shall be held.

                  2.2 Acquisition of the FSG Shares. On the terms and subject to the conditions of this Agreement, at the Closing Date each of the Shareholders including the Principal Holder, shall transfer, assign, convey and deliver to TFA all of FSG Shares, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

                  2.3 Consideration for FSG Shares. In consideration for the FSG Shares, TFA shall issue and deliver to each Shareholder, including the Principal Holder, at the Closing Date its pro-rata portion of (a) CDN$350,000, in cash, payable at the Closing Date and (b) CDN$650,000, payable in TFA Shares valued at US$0.85 per share, to be delivered at the Closing Date, with the conversion rate to be determined based upon the Spot Rate for Canadian dollars three business days prior to the Closing (the "PURCHASE CONSIDERATION"), the whole in accordance with Schedule 2.3.

                  2.4 Adjustment to consideration. The parties acknowledge that the Purchase consideration was negotiated and agreed upon by reference to the unaudited financial statements of FSG for the years ended March 31, 2003 and 2002, and the unaudited interim financial statements of FSG as of December 31, 2003. TFA has reviewed an audit of FSG's financial statement (the "NEW AUDIT"). Based on the New Audit, the parties have decided not to adjust the Purchase consideration to be paid by TFA.

                  2.5 Closing Mechanics. At the Closing, (a) the Shareholders, including the Principal Holder, shall deliver to TFA, certificates representing the FSG Shares, duly endorsed for transfer to TFA or accompanied by duly executed stock powers therefore, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, and (b) TFA shall deliver to the Shareholders certificates registered in the name of the Shareholders representing the TFA Shares, bearing a legend reflecting their restricted status under the Securities Act.

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                  2.6 Other Closing Transactions. At the Closing, the following transactions shall be consummated and deemed to occur simultaneously with the issuance and sale of the TFA Shares in consideration for the FSG Shares.

                           (a) Board Augmentation. The Board Augmentation shall
be implemented in accordance with Section 9.10.

                           (b) Consulting Agreement and Employment Agreements.
TFA shall have entered into a consulting agreement with Principal Holder, and TFA shall cause FSG to enter into employment agreements with Elaine Dupras, Wendie Loudon and Yves Marleau in the forms attached as Schedule 2.6(b).

                           (c) Releases. Each Shareholder shall give complete
and final releases to TFA, Spearhead Canada, and FSG with respect to any amount payable to such Shareholder.

         3. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL HOLDER. The Principal Holder, represents and warrants to TFA as set forth below, subject to the exceptions set forth in the Schedules.

                  3.1 Organization of FSG. FSG is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. FSG is duly licensed to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes licensure necessary, except where failure to so qualify would have no Material Adverse Effect on FSG. FSG does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship.

                  3.2 Capitalization. As of the Closing Date, FSG's authorized Capital Shares consist solely of an unlimited number of Class A, Class B, Class C, Class D, Class E, Class F and Class G shares of which only 2,000,000 Class A shares are Outstanding. There are (a) no Derivative Securities of FSG are


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Outstanding, (b) no Person has any agreement, right or commitment entitling it to acquire Derivative Securities from FSG and (c) there are no agreements or other instruments of any kind to which FSG or, to the Knowledge of the Principal Holder, any Person is a party relating to the voting of the FSG Shares, other than its Charter and Bylaws. All of the FSG Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

                  3.3 No Conflicts. The execution, delivery and performance of this Agreement by the Principal Holder and the consummation by the Principal Holder of the transactions contemplated hereby, including the sale and assignment of the FSG Shares, do not and will not result in a violation of any Applicable Law, nor is FSG or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation that would, individually or in the aggregate, have no Material Adverse Effect on FSG.

                  3.4 Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions provided for herein will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatever upon or give to any other Person any interest or right (including any right of termination or cancellation) in or with respect to FSG Contracts or the properties, assets or operations of FSG.

                  3.5 Financial Statements. The FSG Financial Statements have been provided to TFA. Subject to the assumptions and qualifications provided therein, the FSG Financial Statements do not contain a misstatement of a material fact or omit a fact necessary to make them not materially misleading.

                  3.6 No Undisclosed Liabilities. To the Knowledge of the Principal Holder, FSG has no material liabilities or obligations not reflected in the FSG Financial Statements, other than those incurred in the ordinary course of its business since the date of the most recent balance sheet included in the FSG Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on FSG.

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                  3.7 No Material Adverse Change. Since the date of the most recent balance sheet included in the FSG Financial Statements, no event or condition has occurred that could have a Material Adverse Effect on FSG. Since the date of the most recent balance sheet included in the FSG Financial Statements, FSG has not (a) issued or repurchased any Capital Shares, issued any Derivative Securities or declared, set aside or paid any dividend or distribution on its Outstanding Capital Shares, (b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the contracts in effect as of that date, (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, (d) sold or transferred any of its tangible or intangible assets, except to fund accounts payable and otherwise in the ordinary course of business, (e) cancelled any material debts or claims or waived any material right, (f) paid or discharged any liabilities of any other Person, (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, (h) suffered or incurred any extraordinary expenses or losses, (i) paid or discharged any material obligation or liability, absolute or contingent, other than current liabilities incurred since December 31st, 2003 in the ordinary course of business, (j) made any material change in the individual or aggregate compensation in any form payable to any of its employees, directors or consultants, (k) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a Control Person of FSG, (l) made any material changes in their accounting principles or methods, or (m) agreed in writing or, to the Knowledge of FSG, orally to take any of the actions covered by this Section 3.3 (collectively, "MATERIAL FSG ACTIONS").

                  3.8 Intellectual Property Rights. Except for licences for standard commercially available off-the-shelf software, no Intellectual Property Rights are owned, licensed or used by FSG prior to the Closing Date or necessary for the conduct of FSG's business as presently conducted.

                  3.9 Contracts. Except as set forth on Schedule 3.9, FSG is not a Party to or is bound by any:

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                           (a) employment, consulting agreement or similar
arrangement that has an aggregate future liability in excess of $10,000 and is not terminable by FSG by notice of not more than 30 days for a cost of less than $10,000;

                           (b) employee collective bargaining contract with any
labor union;

                           (c) covenant not to compete or other covenant
restricting the operations of FSG;

                           (d) agreement or arrangement with any current or
former officer, director or employee of FSG or any Affiliate of FSG, other than employment agreements covered by Section 3.9 (a);

                           (e) agreement or arrangement designed to shift risk
relating to currency, interest rate or other price fluctuations involving notional amounts in excess of $10,000;

                           (f) lease or similar agreement with any Person under
which (i) FSG is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (ii) FSG is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by FSG, in each case which has an aggregate future liability or receivable, as the case may be, in excess of $10,000 and is not terminable at FSG's election on less than one month notice for a cost of less than $10,000;

                           (g) agreement or arrangement for the future purchase
or receipt of materials, supplies, equipment or services, which has an aggregate future liability to FSG in excess of $10,000 and is not terminable at FSG's election on less than one month notice for a cost of less than $10,000;

                           (h) material license, option or other agreement or
arrangement relating in whole or in part to the FSG Property Rights listed on
Schedule 3.9;

                           (i) agreement, instrument or arrangement under which
FSG has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person, which individually is in excess of $10,000;

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                           (j) agreement, instrument or arrangement under which
(i) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of FSG or (ii) FSG has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), which individually is in excess of $10,000;

                           (k) agreement, instrument or arrangement under which
FSG has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, which individually is in excess of $10,000;

                           (l) agreement, instrument or arrangement providing
for indemnification of any Person against claims or liabilities relating to any current or former business of FSG or any predecessor of FSG; or

                           (m) other agreement, instrument or arrangement to
which FSG is a party or by or to which it or any of its assets or business is bound or subject, having an aggregate future liability to any Person in excess of $10,000 and is not terminable at FSG's election upon less than one month notice for a cost of less than $10,000.

                  3.10 Enforceability of FSG Contracts. To the Knowledge of FSG,
(a) all agreements, instruments and arrangements listed or required to be listed in Schedule 3.9 (collectively, the "FSG CONTRACTS") are valid, binding and in full force and effect and are enforceable by FSG in accordance with its terms,
(b) FSG has performed all its material obligations to date under all FSG Contracts to which it is a party or is otherwise bound or subject, (c) FSG is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under the FSG Contracts, (d) no other Person to any of the FSG Contracts has notified FSG of the counterparty's belief that FSG is or is likely to become in breach or default in any material respect thereunder or of the counterparty's intention to accelerate or modify in a manner adverse to FSG any obligations or rights thereunder and (e) no other Person to any of the FSG Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

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                  3.11 Litigation and Other Proceedings. There are no
Proceedings pending or, to the Knowledge of FSG, threatened against FSG and there are no judgements, orders, writs, injunctions, decrees or awards issued by or, to the Knowledge of FSG, requested by any Governmental Entity against FSG.

                  3.12 Tax and Other Returns and Reports. All federal, provincial and local tax returns, reports and statements required to be filed by FSG have been filed with the appropriate Governmental Entities in all jurisdictions in which the returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of FSG for the periods, properties or events covered thereby, (b) all federal, provincial and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions have been properly accrued or paid, (c) FSG has not received any notice of assessment or proposed assessment by any taxing authority in connection with any of its tax returns, and there are no pending tax examinations of or tax claims asserted against FSG or any of its assets or properties, (d) there are no tax liens on any of FSG's assets, and (e) the Principal Holder has no Knowledge of any basis for any additional assessment of any taxes on FSG.

                  3.13 Title to Assets; Absence of Liens and Encumbrances. FSG owns or has a valid leasehold interest in all its material assets and property reflected in the balance sheet included in the FSG Financial Statements, except assets and property disposed of after December 31st, 2003 in the ordinary course of business and consistent with past practice. Except as set forth on Schedule 3.13, none of such assets or properties is subject to any material defects of title, mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection or joint ownership (collectively, "ENCUMBRANCES"). Except as set forth on Schedule 3.13, the facilities, machinery, furniture, office and other equipment of FSG that are used in its business are sufficient for the operations of FSG as currently conducted are in good operating condition and repair, subject only to the ordinary wear and tear. FSG is not in material default under the FSG Contracts governing any Encumbrances to which it or its properties and assets are subject.

                  3.14 Compliance with Applicable Laws. FSG is in compliance in all material respects with all Applicable Laws affecting its business or operations, including those relating to occupational health and safety, FSG has received no communication during the past two years from a Governmental Entity


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alleging that FSG has failed to comply in any material respect with any
Applicable Laws.

                  3.15 Employee and Labor Matters. FSG has made all payments and performed all material acts, if any, required to be complied with and has complied in all material respects with the applicable provisions, if any, of all Applicable Laws affecting employee and labor matters. Each terminated plan, if any, was terminated in accordance with Applicable Laws, and any agreements relating thereto have been terminated without liability to FSG.

                  3.16 Benefit Plans. FSG currently maintains the employee benefit plans described on Schedule 3.16. Each listed plan (a) has been administered and operated in accordance with Applicable Laws and (b) has received all contributions required to be made thereunder by FSG and any predecessors. For each listed plan, FSG has delivered to TFA copies of (i) the plan document setting forth the terms and conditions of the plan, (ii) any the trust agreement established under the plan, (iii) any investment or insurance contracts under the trust, (iv) the latest determination letter or an opinion from the applicable Governmental Entity about the qualified status of the plan under Applicable Law and (v) any annual reports required by Applicable Law for the last three completed plan years. Any contributions to health plans required to be made by employees of FSG has been paid in accordance the policies therefor.

                  3.17 Insurance. FSG maintain policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in the FSG's judgement, reasonable for the business and assets of FSG. The insurance policies maintained by FSG are listed on
Schedule 3.17. All listed policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received thereunder. The activities and operations of FSG have been conducted in a manner conforming in all material respects to all applicable provisions of the listed insurance policies.

                  3.18 Transactions with Affiliates. Except as contemplated by
Section 10.7, there is no transaction, and no transaction is now proposed, to which FSG was or is to be a party and in which any of its officers, directors or shareholders or any of their Affiliates had or has a direct or indirect material interest. Any such transaction will have terminated as of the Closing Date and neither FSG nor TFA shall have any obligation thereunder following the Closing.

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                  3.19 Bank Accounts; Powers of Attorney; etc. Except as set
forth on Schedule 3.19, there are no (a) safe deposit boxes, bank accounts, brokerage accounts or similar arrangements maintained by or for the account of FSG with any bank, financial institution or other Person or (b) any outstanding powers of attorney or other authorizations issued by FSG to FSG, any bank or financial institution or any other Person.

                  3.20 Fees. No Person acting on behalf of FSG or any of its Affiliates is entitled to any brokerage fees or commissions of any nature directly or indirectly from FSG in connection with any of the transactions contemplated hereby.

                  3.21 Grants. Any filings made by FSG under which it has received or is entitled to receive government assistance or incentives have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of a material fact or omit to state any material fact which could cause any material amount previously paid or previously accrued on its accounts to be recovered or disallowed.

                  3.22 Minute Books. The minute books and corporate records of FSG have been maintained in accordance with Applicable Law and contain true and complete records of all meetings and consents and resolutions in lieu of meetings of its board of directors (and all committees thereof) and its shareholders, and accurately and completely reflect, in all material respects, all matters referred to therein, and all material transactions entered into by FSG. All resolutions contained in FSG's minute books have been duly adopted and all such meetings have been duly called and held. The share certificate books and the registers of shareholders, directors and transfers of FSG are true and complete.

                  3.23 Subsidiaries. FSG does not have and has never had any equity or other interest in any Person.

                  3.24 FSG's Assets. Schedule 3.24 sets forth a list and description of FSG's assets as of the Closing Date, and each of FSG's assets is free from material defects, has been maintained in a manner consistent with good business practices, and is in good operating condition and repair (subject to normal wear and tear).

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                  3.25 Disclosure. No representation or warranty of the
Principal Holder contained in this Agreement, and no statement or information contained in any document, certificate or Schedule to this Agreement delivered to TFA in connection herewith by FSG, its Affiliates or any Person acting on its or their behalf, including the December 2004 Budget, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements or information not misleading. There is no fact, condition or circumstance which (i) materially adversely affects the prospects, or condition of FSG or (ii) relates to the Principal Holder or FSG and which might reasonably be expected to deter TFA from entering into this Agreement.

         4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders hereby represented by the Principal Holder pursuant to a valid Powers of Attorney reproduced in Schedule 4A, severally and not jointly, represents and warrants to TFA as set forth below.

                  4.1 Authority. The Shareholder has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, issuance and delivery of this Agreement, the transfer of the FSG Shares Sold to TFA and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, and except as contemplated by Section 5.5(b), no further consent or authorization is required by the Board of FSG or from any other Person. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

                  4.2 FSG Share Ownership. The Shareholder has good and marketable title to the FSG Shares Sold, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Upon delivery to TFA of certificates representing the FSG Shares Sold, TFA will acquire good and valid title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Other than this Agreement, the FSG Shares Sold are not subject to any agreement, arrangement, commitment or understanding that could impair TFA's rights thereto, including any restriction relating to the voting, dividend rights or disposition of the FSG Shares.

                  4.3 Investment Intent. The Shareholder is entering into this Agreement for its own account and not with a view to any distribution of the TFA Shares acquired by it, and it has no present arrangement to sell any of its TFA Shares to or through any Person, provided that this representation shall not be construed as an undertaking to hold any TFA Shares for any minimum or other specific term, and the Shareholder reserves the right to dispose of its TFA Shares at any time in accordance with Applicable Law.

                  4.4 Experience. The Shareholder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the TFA Common Stock. The Shareholder acknowledges that an investment in the TFA Common Stock is speculative and involves a high degree of risk.

                  4.5 Intentionally deleted.

                  4.6 Intentionally deleted.

                  4.7 Access to Information. The Shareholder has received or had access, to all documents, records and other information pertaining to its investment in the TFA Common Stock that it has requested, including documents filed by TFA under the Exchange Act, and has been given the opportunity, to meet or have telephonic discussions with representatives of TFA, to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that TFA possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to the Shareholder.

                  4.8 Manner of Sale. At no time was the Shareholder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to TFA or any investment in the TFA Common Stock.

                  4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby, including the sale and assignment of the FSG Shares, do not and will not (a) result in a violation of the Charter or Bylaws of FSG, or (b) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which the Shareholder is a party.

                  4.10 Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions provided for herein
(a) requires the Shareholder or FSG to obtain or make any consent, authorization, approval, registration or filing under any Applicable Law, judgement or decree, (b) will cause any acceleration of maturity of any note, instrument or other obligation to which any Shareholder is a party or by which any of them is bound or with respect to which any of them is an obligor or guarantor.

                  4.11 Release. The Shareholder has no claim of any nature whatsoever against FSG or its Affiliates, including claims for the reimbursement any advance, loan, extension of credit or capital contribution.

                  4.12 Residence. The Shareholder is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).


         5. REPRESENTATIONS AND WARRANTIES OF TFA. TFA represents and warrants to the Shareholders and the Principal Holder as set forth below, except as otherwise disclosed in the TFA SEC Documents and subject to the exceptions set forth in the Schedules.

                  5.1 Organization of TFA. TFA is a corporation duly organized and existing in good standing under the laws of the State of Florida and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. TFA is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes qualification necessary, except where failure to so qualify would have no Material Adverse Effect on TFA.

                  5.2 Authority. TFA has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the TFA Shares. The execution, issuance and delivery of this Agreement, the issuance of the TFA Shares and the consummation by TFA of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required by its Boards or its shareholders. This Agreement and the other agreements delivered or to be delivered by TFA have been or will be at Closing duly executed and delivered by TFA and constitute valid and binding obligations of TFA, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

                  5.3 Valid Issuance. Assuming the accuracy of the representations and warranties of the Principal Holder in Section 3 and of the Shareholders in Section 4, both at the date hereof and at the time of issuance, the issuance and sale of the TFA Shares will be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof or Regulation D thereunder and, when delivered in accordance with the terms hereof, the TFA Shares shall be duly and validly issued, fully paid and nonassessable. Neither the issuance and sale of the TFA Shares pursuant to this Agreement nor TFA's performance of its other obligations hereunder will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the TFA Shares or any of the assets of TFA or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire additional Capital Shares or other securities of TFA. The Shareholders, including Principal Holder, will not be subject to personal liability solely by reason of their ownership or possession of the TFA Shares.

                  5.4 No Conflicts. The execution, delivery and performance of this Agreement by TFA and the consummation by TFA of the transactions contemplated hereby, including the issuance of the TFA Shares, do not and will not (a) result in a violation of its Charter or Bylaws, (b) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which TFA is a party, or (c) result in a violation of any Applicable Law, nor is TFA or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation that would, individually or in the aggregate, have no Material Adverse Effect on TFA.

                  5.5 Consents. Assuming the accuracy of the representations and warranties of the Principal Holder in Section 3 and the Shareholders in Section 4 both at the date hereof and on the Closing Date, TFA is not required by Applicable Law to obtain any consent, authorization or order of any Governmental Entity or to make any filing or registration with any Governmental Entity in connection with its execution, delivery or performance of its obligations under this Agreement, other than the filing of (a) any notices that may be required under state or provincial securities laws subsequent to the Closing, (b) the receipt of an exempting order from the Autorite des marches financiers du Quebec in respect of the issuance of TFA Shares in favor of certain Shareholders who are resident of the Province of Quebec.

                  5.6 SEC Documents and Financial Statements. Except as indicated on Schedule 5.6, TFA has filed on a timely basis all documents required to be filed by it with the SEC since January 1, 2003 (all such documents filed since January 1, 2003 and prior to the date hereof are referred to as the "TFA SEC Documents"). Complete and correct copies of TFA SEC Documents have been made available to the Shareholders, including by referring Shareholders to the SEC's website at www. sec.gov, where copies of all TFA SEC Documents are available for inspection and printing. As of their respective dates, or if amended as of the date of the last such amendment, the TFA SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of TFA SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the audited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of TFA, all as of and for the fiscal period ended December 31, 2003 (the "TFA FINANCIAL STATEMENTS") have been made available to the Shareholders, including the Principal Holder. The TFA Financial Statements fairly present, in all material respects, the consolidated financial position of TFA, as of and for the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended.

                  5.7 No Undisclosed Liabilities. TFA has no material liabilities or obligations not reflected in the TFA Financial Statements, other than those incurred in the ordinary course of TFA's business since the date of the TFA Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on TFA.

                  5.8 No Material Adverse Change. Since the date of the TFA Financial Statements, no event or condition has occurred that could have a Material Adverse Effect on TFA.

                  5.9 Litigation and Other Proceedings. There are no Proceedings pending or, to TFA's knowledge, threatened against TFA that might have a Material Adverse Effect on TFA, and there are no judgements, orders, writs, injunctions, decrees or awards issued by or, to TFA's knowledge, requested by any Governmental Entity that might have a Material Adverse Effect on TFA.

                  5.10 Compliance with Applicable Laws. TFA is in compliance in all material respects with all Applicable Laws affecting its business or operations, and TFA has received no communication during the past two years from a Governmental Entity alleging that it has failed to comply in any material respect with any Applicable Laws.

                  5.11 Intentionally deleted.

                  5.12 Disclosure. No representation or warranty of TFA contained in this Agreement, and no statement contained in any document, certificate or Schedule to this Agreement delivered to the Shareholders in connection herewith by TFA, its Affiliates or any Person acting on its or their behalf contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

         6. DILIGENCE AND DISCLOSURE MATTERS.

                  6.1 TFA's Due Diligence Review. The Principal Holder shall cause FSG to make available for inspection and review by TFA and its advisors and representatives (collectively, "TFA REPRESENTATIVES") copies of all records of FSG reasonably requested by them for conducting their due diligence review in connection with the transactions contemplated by this Agreement.

                  6.2 FSG's Due Diligence Review. TFA shall make available for inspection and review by FSG and its advisors and representatives (collectively, "FSG REPRESENTATIVES") copies of all records of TFA reasonably requested by them for conducting their due diligence review in connection with the transactions contemplated by this Agreement.

                  6.3 Supplemental Disclosure. Each Party shall have the continuing obligation until the Closing to promptly supplement or amend its Schedules to reflect any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no supplement or amendment to the Schedules delivered more than five (5) business days after the date of this Agreement shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 9 or Section 10.

                  6.4 Non-Disclosure. All confidential information received by a Party with respect to the business of the other Party shall be treated in accordance with the restrictions set forth in the confidentiality agreement between TFA and FSG, reproduced as Schedule 6.4.

                  6.5 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to cause the Closing to occur by the Outside Closing Date.

                  6.6 Further Assurances. From time to time, as and when requested by a Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all documents and instruments and shall take all actions (subject to the other provisions of this Agreement) as the other Parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         7. CONDUCT OF FSG BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing, unless otherwise approved in writing by TFA, the Principal Holder and, to the extent set forth below, the Shareholders including the Principal Shareholder, shall cause FSG to conduct its business in accordance with the provisions of this Section 7.

                  7.1 Corporate Existence. The Principal Holder shall cause FSG to take all steps necessary to preserve and continue its corporate existence and franchises.

                  7.2 Conduct of Operations. The Principal Holder shall cause FSG to conduct its operations in the ordinary and usual courses of business, as currently conducted, and shall not take or agree to take any Material FSG Actions as provided in this Agreement.

                  7.3 Preservation of Representations. The Principal Holder and the Shareholders shall not take any action that (a) if taken on or before the date hereof, would make any of their representations and warranties in Section 3 or Section 4 untrue or (b) would interfere with their ability to perform its obligations under this Agreement.

                  7.4 Procuring Approvals. The Principal Holder shall use its best efforts to cause FSG to obtain all licenses, consents or other approvals required to be obtained from any Person in connection with the transactions contemplated by this Agreement.

                  7.5 Exclusivity. Between the date of this Agreement and the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 12, the Principal Holder, no Shareholder nor any Person acting on their behalf shall initiate, encourage, solicit or agree to any offer from any Person other than TFA regarding any merger, sale of securities, sale of assets or similar transaction involving FSG or any transaction that could be expected to impede, delay, interfere with, prevent or dilute the benefits to TFA of the transactions contemplated hereby.

         8. CONDUCT OF TFA BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing, unless otherwise approved in writing by FSG, TFA shall conduct its business in accordance with the provisions of this Section 8.

                  8.1 Preservation of Representations. TFA shall not take any action that (a) if taken on or before the date hereof, would make any of its representations and warranties in Section 5 untrue or (b) would interfere with its ability to perform its obligations under this Agreement.

                  8.2 Procuring Approvals. TFA shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by it from any Person in connection with the transactions contemplated by this Agreement.

         9. CONDITIONS PRECEDENT TO TFA'S OBLIGATIONS. The obligations of TFA hereunder to issue the TFA Shares to the Shareholders at the Closing in exchange of the purchase of FSG Shares and to consummate the other transactions contemplated by Section 2 are subject to the satisfaction of or waiver by TFA on or before the Closing Date, of each of the conditions set forth in this Section 9.

                  9.1 Accuracy of the Principal Holder and the Shareholders' Representation and Warranties. The representations and warranties of the Principal Holder and the Shareholders herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

                  9.2 Performance by the Principal Holder and the Shareholders. The Principal Holder and the Shareholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by them at or prior to the Closing Date.

                  9.3 No Injunction. No Applicable Law shall prohibit the Shareholders from consummating the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

                  9.4 No Adverse Changes. Since the filing date of most recent balance sheet of FSG included in the FSG Financial Statements, no event or condition shall have occurred that had or would likely have a Material Adverse Effect on FSG.

                  9.5 Consents Obtained. The Principal Holder and the Shareholders shall have obtained any written consents of any Person whose consent is required to consummate the transactions contemplated by this Agreement.

                  9.6 Financial Statements. FSG shall have delivered to TFA its unaudited financial statements for the period ended March 31, 2004, which shall be acceptable to TFA.

                  9.7 Liabilities. As of the Closing Date, FSG shall have (i) no material liabilities other than those reflected on the Financial Statements or incurred thereafter in the ordinary course of business, (ii) no indebtedness to any Shareholder or Affiliate of FSG and, (iii) approximately CDN$125,000 in unencumbered cash on hand consistent with the relative amounts of FSG unencumbered cash and draw downs under FSG Credit Facilities over the six months immediately preceding the date of this Agreement.

                  9.8 FSG's material agreement. All material agreements to which FSG is a party on the date of this Agreement shall remain in full force and effect following the Closing, and consummation this transaction shall not entitle any person to terminate any material agreement to which FSG is a party as of the date of this Agreement.

                  9.9 Due Diligence. TFA shall be satisfied with the completion of due diligence.

                  9.10 Board Augmentation. As of the Closing Date, subject to the Closing hereunder, FSG shall have increased the size of the FSG Board to three members and appointing two of TFA's designees as directors of FSG as identified in Schedule 9.10.

                  9.11 Officer's Certificate. TFA shall have received a Certificate in substantially the form of Schedule 9.11, executed by the chief executive officer of FSG as at the Closing Date.

                  9.12 Legal Opinion. TFA shall have received a legal opinion in substantially the form of Schedule 9.12 from FSG's legal counsel.

                  9.13 Credit Facilities. TFA shall either maintain the existing FSG Credit Facilities or establish a new credit facility equal to or greater than FSG Credit Facilities prior to the Closing without any personal guarantees of the Shareholders.

                  9.14 Exempting Orders. TFA shall have obtained at the Outside Closing Date, all necessary exempting orders from the Autorite des marches financiers du Quebec and the Ontario Securities Commission in respect of the issuance of the TFA Shares in favor of the Shareholders.

         10. CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS. The obligations of the Shareholders to assign and transfer the FSG Shares to TFA at the Closing and to consummate the transactions contemplated by Section 2 are subject to the satisfaction or waiver by FSG, on or before the Closing Date, of each of the conditions set forth in this Section 10. The Shareholders may not rely on TFA's failure to satisfy any condition set forth in this Section 10 if the failure was caused by their own failure to act in good faith or to use all reasonable efforts to satisfy the conditions set forth in Section 9.

                  10.1 Accuracy of TFA's Representation and Warranties. The representations and warranties of TFA herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

                  10.2 Performance by TFA. TFA shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by TFA at or prior to the Closing Date.

                  10.3 No Injunction. No Applicable Law shall prohibit TFA from consummating the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

                  10.4 No Adverse Changes. Since the date of the TFA Financial Statements was filed, no event or condition shall have occurred that had or would likely have a Material Adverse Effect on TFA.

                  10.5 No Trading Suspension or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, nor shall TFA has received any letter or notice of any suspension or delisting.

                  10.6 Consents Obtained. TFA shall have obtained any required written consents of any other Person whose consent is required to the transactions contemplated by this Agreement including an exempting order from the Autorite des marches financiers du Quebec and the Ontario Securities Commission in respect of the issuance of TFA Shares in favor of certain Shareholders who are resident of the Province of Quebec, and that such exempting order shall not be received by the Closing Date.

                  10.7 Consulting Agreement and Employment Agreements TFA shall have entered into a consulting agreement with the Principal Holder (the "CONSULTING AGREEMENT"), and TFA shall cause FSG to enter into employment agreements with three FSG executives reasonably satisfactory to TFA (the "EMPLOYMENT AGREEMENTS"), on terms and conditions satisfactory to each of the parties. The Consulting Agreement shall include the grant to the Principal Holder of three-year options to purchase 100,000 shares of TFA Common Stock at US$0.85 per share, and the Employment Agreements shall include the grant to each of the other three FSG executives of three-year options to purchase 50,000 shares of TFA common stock each, at US$0.85 per share (collectively the "OPTIONS"). The Options shall be subject to regulatory approvals, may not be exercised until the expiration of nine months following the Closing Date, and they may not be exercised after ninety (90) days of the date of termination of the Consulting Agreement and the Employment Agreements.

                  10.8 Personal Obligation for Indebtedness. The Principal Holder shall have been released from any personal obligation for indebtedness of FSG reflected in the Financial Statements.

                  10.9 Accounting and Legal Fees. TFA shall cause the payment at Closing of all accounting and legal fees of TFA and FSG attributable to the purchase of FSG Shares and the transaction contemplated by this Agreement.

                  10.10 Registration Rights Agreement. TFA shall have executed and delivered the Registration Rights Agreement.

                  10.11 Officer's Certificate. The Shareholders, including Principal Holder, shall have received a Compliance Certificate in substantially the form of Schedule 10.11, executed by the chief executive officer of TFA as at the Closing Date.

                  10.12 Legal Opinion. FSG shall have received on the Closing Date a legal opinion from the American legal counsel of TFA as to the validity of the issuance of TFA Shares and the grant of Options to the Principal Holder and the FSG executives under the Consulting Agreement and the Employment Agreements.

                  10.13 Amendment of lease. TFA shall have executed and delivered the amendment of the lease regarding the premises located at 196, Papineau street, unit A, Gatineau, (Quebec), J8X 1W2 in substantially the form of Schedule 10.13.

         11. INDEMNIFICATION

                  11.1 Indemnification by TFA. TFA shall indemnify and hold harmless FSG and its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Person in connection with any Proceeding to which the Indemnified Person is, was or at any time becomes a party, arising from TFA's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

                  11.2 Indemnification by the Principal Holder and the Shareholders. The Principal Holder, and each of the Shareholders shall indemnify and hold harmless TFA and its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Person in connection with any Proceeding to which the Indemnified Person is, was or at any time becomes a party, arising from the Principal Holder's or Shareholder's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

                  11.3 Notice and Defence of Claim. The Indemnified Person shall promptly notify the Indemnifying Person in writing of the commencement of any Third Person Proceeding for which indemnification may be claimed hereunder, provided that any failure to so notify the Indemnifying Person shall not relieve it from its obligations under this Section 11. If it receives notice of a Third

Person Proceeding from the Indemnified Person, the Indemnifying Person may participate in the Proceeding at its own expense and will be entitled to assume the defence thereof with counsel of its choice unless counsel for the Indemnifying Person reasonably concludes that there would be a conflict of interest between the Indemnifying Person and the Indemnified Person that precludes their joint representation under Applicable Law or ethical canons. If the Indemnifying Person assumes the defence of the Third Person Proceeding, it shall not be liable to the Indemnified Person for any Litigation Expenses subsequently incurred by it in connection with the defence thereof, except to the extent that the Indemnifying Person authorizes the Indemnified Person to engage separate counsel or the Indemnifying Person or its counsel fails to act with reasonable diligence in assuming the defence of the Proceeding, in each of which events all Litigation Expenses thereafter incurred by the Indemnified Person for employing separate counsel shall be subject to indemnification hereunder. In no event shall the Indemnifying Person be obligated for the Litigation Expenses of more than one separate counsel to represent all Indemnified Parties in a particular Third Person Proceeding.

                  11.4 Advancement of Expenses. Upon written request by the Indemnified Person in connection with a Third Person Proceeding, the Indemnifying Person shall promptly advance all Litigation Expenses incurred by or on behalf of the Indemnified Person to the extent authorized under Section
11.3. The request shall contain a reasonably detailed description of the Litigation Expenses or, if available to the Indemnified Person, documentation evidencing the amount of the Litigation Expenses. The Indemnified Person's right to advancement of Litigation Expenses shall be conditioned upon its agreement to repay amounts advanced if it is ultimately determined that the Indemnified Person is not entitled to be indemnified for those Litigation Expenses under this Section 11.

                  11.5 Remedies of the Indemnified Person. In the event that (a) advances of Litigation Expenses pursuant to Section 11.4 are not timely made,
(b) payment of Liabilities or Litigation Expenses are not timely made after a determination of entitlement to indemnification hereunder or (c) the Indemnified Person otherwise seeks to enforce its rights under this Section 11, the Indemnified Person shall be entitled to a final adjudication of its rights hereunder in any court of competent jurisdiction in the venue specified in
Section 13.1 (an "Adjudication"). All Litigation Expenses reasonably incurred by the Indemnified Person in connection with an Adjudication shall be borne by the Indemnifying Person if the Indemnified Person is successful in the Adjudication.

                  11.6 Settlement, Compromise and Consent. Without the prior written consent of the Indemnified Person, the Indemnifying Person shall not settle any Third Person Proceeding, permit a default judgement to be entered therein or consent to the entry of any adverse judgement therein unless the settlement, compromise or consent includes an unconditional release in favor of the Indemnified Person by all claimants from any liability therein. The Indemnifying Person shall not be liable to indemnify the Indemnified Person under this Section 11 for any amounts paid in settlement of a Third Person Proceeding effected without its written consent, which the Indemnifying Person shall not unreasonably withhold or delay.

                  11.7 Non-exclusivity. The rights of the Indemnified Person under this Section 11 shall not be deemed exclusive or in limitation of any other rights to which the Indemnified Person may be entitled under Applicable Law.

                  11.8 Other Payments. The Indemnifying Person shall not be liable to make any payment under this Section 11 to the extent that the Indemnified Person has received payment from a third party of the amounts otherwise payable by the Indemnifying Person hereunder.

                  11.9 Subrogation. The Indemnifying Person shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnified Person, and the Indemnified Person shall take all actions necessary to secure the Indemnifying Person's recovery rights and perfect its ability to enforce those rights.

         12. TERMINATION.

                  12.1 FSG Termination Event. Provided that the Shareholders have not materially breached any of their representations, warranties, covenants or agreements contained herein, the Shareholders may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if TFA shall have failed to satisfy in any material respect any of the conditions set forth in Section 10 or any of those conditions shall have become incapable of fulfilment and shall not have been waived by a majority of the Shareholders, including the Principal Holder, and the failure or non fulfilment materially reduces the benefits of the transactions contemplated hereby to the Shareholders.

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                  12.2 TFA Termination Event. Provided that TFA has not
materially breached any of its representations, warranties, covenants or agreements contained herein, it may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if the Shareholders shall have failed to satisfy in any material respect any of the conditions set forth in Section 9 or any of those conditions shall have become incapable of fulfilment and shall not have been waived by TFA and the failure or non fulfilment materially reduces the benefits of the transactions contemplated hereby to TFA.

                  12.3 Other Termination Events. This Agreement may be terminated and the transactions contemplated hereby abandoned by the Parties (i) by mutual agreement, or (ii) if the Closing does not occur on or prior to the Outside Closing Date, provided that the Party seeking termination pursuant to this Section 12.3 is not in breach of its or their material representations, warranties, covenants or agreements contained in this Agreement.

                  12.4 Notice of Termination. In the event TFA, the Principal Holder or a Shareholder seeks to terminate this Agreement pursuant to this
Section 12, it shall provide written notice (a "TERMINATION NOTICE") thereof to the other Party, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by any Party, subject to the provisions of Section 12.5.

                  12.5 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this
Section 12, this Agreement shall become void and of no further force or effect, except that each Party shall return all documents and other material received from or on behalf of the counter Party in connection with the transactions contemplated hereby, together with all copies thereof, whether so obtained before or after the execution hereof. The restrictions set forth in Schedule 6.4 regarding disclosure of confidential information shall remain in full force and effect notwithstanding any termination of this Agreement.

         13. MISCELLANEOUS.

                  13.1 Nature and Survival of Covenants and Representations. The covenants, agreements, representations and warranties of the parties hereto in this Agreement or in any Schedule or Exhibit hereto or any certificate or other document delivered pursuant to this Agreement shall survive until the date eighteen (18) months after the Closing Date, except for (i) the representations and warranties of the parties regarding tax claims and liabilities which shall survive until the statutes of limitations applicable to such matters expires, and except for fraud matters for which they shall survive indefinitely.

                  13.2 Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec without regard to principles of conflicts of laws. Any action brought by a Party against the counter Party concerning the transactions contemplated by this Agreement may be brought in the state courts of the Province of Quebec. All Parties agree to submit to the jurisdiction of this court. The prevailing Party in any Proceeding between the Parties shall be entitled to recover from the counter Party its reasonable attorneys' fees and disbursements incurred in connection with the Proceeding.

                  13.3 Assignment. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the counter Party.

                  13.4 Binding Effect. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Person and its successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

                  13.5 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

                  13.6 Notices. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the


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

date deposited in the first class mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

         If to Shareholders or Principal Holder:

                  Gilles Caron
                  228, chemin Champagne
                  Mont-Tremblant (Quebec)
                  J8E 1V4

         with a copy to:

                  BEAUDRY, BERTRAND
                  Maison du citoyen
                  25, rue Laurier
                  Bureau 400
                  Gatineau (Quebec)
                  J8X 4C8
                  Att: Me Pierre McMartin

         If to TFA:

                  21218, St-Andrews Blvd., suite 509
                  Boca Raton, Florida
                  33433
                  Att: Mr. Michel Marengere

         with a copy to:

                  LAPOINTE ROSENSTEIN
                  Bureau 1400, 1250, boul. Rene-Levesque Ouest
                  Montreal (Quebec)
                  H3B 5E9
                  Att: Me Pierre Barnard


                  13.7 Fees and Expenses. All reasonable legal fees of the Shareholders attributable to the transactions contemplated by this Agreement shall be paid at Closing by TFA.

                  13.8 Publicity. Except as required by Applicable Law, neither TFA, the Principal Holder nor any Shareholder shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of FSG, in the case of a statement or announcement by TFA, or TFA, in the case of a statement or announcement by the Principal Holder and any Shareholder, which shall not be unreasonably withheld, conditioned or delayed in either case.

                  13.9 Entire Agreement. This Agreement, including the Schedules and Exhibits, together with the confidentiality provisions of the confidentiality agreement, set forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between or among the Parties, both oral and written, relating to the subject matter hereof.

                  13.10 Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision, severance of which shall not affect the validity or enforceability of any other provision of this Agreement.

                  13.11 Waiver of Provisions. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

                  13.12 Covenants. The parties agree and covenant to co-operate fully and provide any certificates, documentation, financial statements and data for purposes of making any filings or submissions to the regulatory authorities having jurisdiction in the United States and Canada.

                  13.13 Captions. The headings and captions in this Agreement and in the Schedules and Exhibits are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

                  13.14 Counterparts. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.

         13.15 IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

                                     TOTAL FIRST AID, INC.


                                     By:      __________________________________
                                              Michel Marengere




                                     THE SHAREHOLDERS


                                     By:      __________________________________
                                              Gilles Caron



                                     THE PRINCIPAL HOLDER


                                     By:      __________________________________
                                              Gilles Caron


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